Exhibit 99.1

Press Contact:	Investor Relations Contact:
Holly Burkhart	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hlawrenc@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS RECORD Q2 REVENUE

WITH LICENSE REVENUE UP 26% OVER PRIOR YEAR Q2

Company shows double-digit revenue growth across all geographic regions

PALO ALTO, Calif., July 6, 2006 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced results for its second fiscal quarter ended June 4, 2006.

Total revenues for the second quarter of fiscal 2006 were $121.2 million, and net income was $24.5 million, or $0.11 per diluted share. This compares to total revenue of $101.4 million and net income of $21.7 million, or $0.10 per diluted share, as reported for the second quarter of fiscal 2005. Net income includes employee stock-based compensation expense due to the newly adopted SFAS 123(R) of $3.7 million for the second quarter of fiscal 2006. Net income prior to fiscal 2006 did not include employee stock-based compensation expense related to SFAS 123(R).

On a non-GAAP basis, net income for the second quarter of fiscal 2006 was $16.9 million or $0.08 per diluted share, compared with $8.6 million or $0.04 per diluted share for the second quarter of fiscal 2005. Non-GAAP operating income for the second quarter of fiscal 2006 was $22.4 million, resulting in non-GAAP operating margins of 18.4%. This compares to non-GAAP operating income of $10.5 million, or 10.3% in the second quarter of fiscal 2005. Non-GAAP results exclude stock based compensation expense, amortization of acquired intangible assets and restructuring charges, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets, and assume a non-GAAP effective tax rate of 37% for fiscal 2006 and 38% for fiscal 2005.

“I believe our focus on delivering leading solutions across our platform is paying off with customers, given our year over year license revenue growth,” said Vivek Ranadivé, Chairman and CEO of TIBCO. “In particular, our commitment to and focus on service-oriented architecture (SOA) – the dominant enabling architecture for becoming an event-driven enterprise – is an important opportunity for our future growth. In addition, our SOA approach provides a key differentiator for our business process management (BPM) and predictive business offerings.”

Highlights for TIBCO’s Second Quarter of Fiscal 2006

•	Year over year growth across all geographic regions with the Americas up by 15%, EMEA up by 16% and with particular strength in Asia Pacific, up by 59%.

•	TIBCO’s core industry markets experienced year over year growth led by telecommunications up by 101%, energy up by 23% and financial services up by 7%. In addition, TIBCO had particular strength in its government business which grew over 200% year over year.

•	92 deals over $100,000 and 14 deals over $1 million during the quarter.

•	TIBCO made significant sales to both new and existing customers, including Allegis, Claire Stores, Electronic Arts, QUALCOMM, Virgin Mobile and Wachovia.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. Eastern Time today to discuss its second quarter results. The conference call will be hosted by Thompson and may be accessed over the Internet at http://www.tibco.com or via dial-in at (800) 474-8920 or (719) 457-2727. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available through midnight on August 6, 2006 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 4445378.

About TIBCO

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-time business is about giving organizations the ability to sense and respond to changes and opportunities as they arise. TIBCO has delivered the value of real-time business, what TIBCO calls The Power of Now®, to over 2,500 customers around the world and in a wide variety of industries. To learn about TIBCO’s solutions for service-oriented architecture (SOA), business process management (BPM) and business optimization, contact TIBCO at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, California.

###

TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

###

About Non-GAAP Financial Information

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of Non-GAAP Measures to GAAP.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, TIBCO’s continued commitment and focus on SOA as an opportunity for future growth and TIBCO’s SOA approach as a key differentiator for its BPM and predictive business offerings. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially from such forward-looking statements. These factors include: fluctuations in the demand for integration software or economic conditions affecting the market for integration software; the effects of seasonality on TIBCO’s financial results; TIBCO’s ability to compete successfully with new or existing customers; and TIBCO’s ability to address rapidly changing markets and technology. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 5, 2006. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 4, 2006	November 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$89,695	$208,756
Short-term investments	405,579	268,882
Accounts receivable, net	119,793	121,159
Accounts receivable from related parties	—	1,243
Other current assets	33,365	18,111

Total current assets	648,432	618,151

Property and equipment, net	114,084	116,457
Goodwill	266,629	261,075
Acquired intangibles, net	60,941	64,742
Long-term deferred income tax assets	19,731	27,440
Other assets	37,117	34,559

Total assets	$1,146,934	$1,122,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,838	$9,656
Accrued liabilities	46,383	59,872
Accrued restructuring and excess facilities costs	5,384	5,840
Deferred revenue	89,355	82,300
Current portion of long-term debt	1,844	1,798

Total current liabilities	152,804	159,466
Accrued excess facilities costs, less current portion	21,420	24,149
Long-term deferred income tax liabilities	11,047	13,875
Long-term debt, less current portion	47,411	48,345
Other long-term liabilities	3,265	2,970

Total long-term liabilities	83,143	89,339

Total liabilities	235,947	248,805

Total stockholders’ equity	910,987	873,619

Total liabilities and stockholders’ equity	$1,146,934	$1,122,424

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months ended		Six Months ended
	June 4, 2006	May 29, 2005	June 4, 2006	May 29, 2005
Revenue:
License revenue:
Non-related parties	$52,513	$40,082	$100,662	$76,732
Related parties	—	1,668	—	16,038

Total license revenue	52,513	41,750	100,662	92,770

Service and maintenance revenue:
Non-related parties	66,862	56,456	131,492	105,594
Related parties	—	1,556	—	4,336
Reimbursable expenses	1,872	1,626	3,673	2,834

Total service and maintenance revenue	68,734	59,638	135,165	112,764

Total revenue	121,247	101,388	235,827	205,534
Cost of revenue:
Cost of license	3,434	3,225	7,343	6,157
Cost of service and maintenance	28,704	28,177	57,470	52,816

Total cost of revenue	32,138	31,402	64,813	58,973

Gross Profit	89,109	69,986	171,014	146,561

Operating expenses:
Research and development	21,974	17,269	43,951	33,459
Sales and marketing	39,415	35,089	78,063	69,295
General and administrative	10,363	8,655	20,750	18,455
Restructuring charge	—	3,743	—	3,743
Amortization of acquired intangible assets	2,364	2,315	4,727	4,198

Total operating expenses	74,116	67,071	147,491	129,150

Income from operations	14,993	2,915	23,523	17,411

Interest income	4,970	3,598	9,356	6,382
Interest expense	(646)	(688)	(1,300)	(1,370)
Other income, net	61	406	108	759

Income before income taxes	19,378	6,231	31,687	23,182
Provision for (benefit from) income taxes	(5,094)	(15,500)	1,614	(8,937)

Net income	$24,472	$21,731	$30,073	$32,119

Net income per share - Basic	$0.12	$0.10	$0.14	$0.15

Shares used to compute net income per share - Basic	209,777	214,551	210,177	214,651

Net income per share - Diluted	$0.11	$0.10	$0.14	$0.14

Shares used to compute net income per share - Diluted	219,782	221,943	219,976	225,733

Net income for three and six months ended June 4, 2006, include stock-based compensation of $3.7 million and $8.3 million, respectively, under the recently adopted SFAS 123(R). Total stock-based compensation was less than $0.1 million for the first six months of fiscal year 2005 in accordance with APB 25.

TIBCO Software Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	June 4, 2006	May 29, 2005
Cash flows from operating activities:
Net income	$30,073	$32,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,548	7,521
Amortization of acquired intangible assets	7,388	7,392
Stock-based compensation	8,264	41
Other non-cash adjustments, net	(20)	19
Changes in assets and liabilities:
Accounts receivable	1,336	18,079
Accounts receivable from related parties	1,243	1,721
Other assets	(1,836)	1,670
Accounts payable	143	2,686
Accrued liabilities, restructuring and excess facilities costs	(15,431)	(29,837)
Deferred revenue	7,058	10,904

Net cash provided by operating activities	45,766	52,315
Cash flows from investing activities:
Purchases of short-term investments	(290,536)	(157,789)
Sales and maturities of short-term investments	153,941	143,915
Cash used in acquisitions, net of cash received	—	(21,449)
Purchases of property and equipment, net	(5,139)	(8,532)
Purchases of private equity investments	(51)	(210)
Restricted cash and short-term investments pledged as security	(1,331)	(580)

Net cash used for investing activities	(143,116)	(44,645)
Cash flows from financing activities:
Proceeds from exercise of stock options	10,156	8,953
Proceeds from employee stock purchase program	1,061	2,969
Repurchase of the Company’s common stock	(33,982)	(26,024)
Principal payments on long term debt	(888)	(842)

Net cash used for financing activities	(23,653)	(14,944)

Effect of exchange rate changes on cash	1,942	(1,405)

Net change in cash and cash equivalents	(119,061)	(8,679)

Cash and cash equivalents at beginning of period	208,756	180,849

Cash and cash equivalents at end of period	$89,695	$172,170

ABOUT NON-GAAP FINANCIAL MEASURES

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s core business operational performance. TIBCO believes that these non-GAAP financial measures are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside TIBCO’s core business operational results. TIBCO uses core business operational results for its internal budgeting and measurement purposes and to develop its perspective and understanding of TIBCO’s performance historically, currently and prospectively. The core business operational results are also used by TIBCO to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. Accordingly, management excludes certain items from core business operational results, such as, costs related to formal restructuring plans, non-cash activities, including stock-based compensation related to employee stock options, the amortization of purchased intangible assets, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets.

TIBCO believes that providing non-GAAP measures that management uses to its investors is useful because it allows investors to better understand TIBCO’s financial performance on a comparative basis for historical and prospective performance, as well as to evaluate TIBCO’s performance using the same methodology and information used by TIBCO’s management. Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles in the United States and may be different from non-GAAP measures used by other companies.

The non-GAAP adjustments described in this release have historically been excluded by TIBCO from its non-GAAP measures. The non-GAAP adjustments applicable to the periods presented, and the basis for excluding them, are outlined below:

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing core business operational performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense nor does TIBCO believe that they provide a meaningful evaluation of current versus past core business operational results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Activities

TIBCO has incurred stock based compensation expense as determined under SFAS 123(R) for fiscal year 2006, and under APB 25 for earlier comparable periods in its GAAP financial results. TIBCO excludes this item, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing core business operational performance of TIBCO, prepares plans and budgets and compares its performance to historical periods and other companies. TIBCO believes that its non-GAAP measures excluding stock based compensation expense are more indicative of TIBCO’s core business operational results, and provide a more reliable trended measure of historical and prospective core profitability of TIBCO.

TIBCO has incurred amortization of intangibles, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates continuing core business operational performance of TIBCO. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors as a measurement when comparing historical and prospective results and comparing such results to competitors and peer group companies because it more clearly describes TIBCO’s core operational business results, since the amortization of intangibles will vary if and when TIBCO makes additional acquisitions.

The following table is a reconciliation of non-GAAP measures to GAAP for the second quarter and first half of fiscal year 2006 and 2005.

TIBCO Software Inc.

Reconciliation of Non-GAAP Measures to GAAP

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	June 4, 2006		May 29, 2005		June 4, 2006		May 29, 2005
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
Non-GAAP	$22,363	$16,851	$10,481	$8,554	$39,175	$29,824	$28,587	$21,302
Amortization of intangible assets - cost of revenue	(1,330)	(1,330)	(1,561)	(1,561)	(2,661)	(2,661)	(3,194)	(3,194)
Amortization of intangible assets - operating expense	(2,364)	(2,364)	(2,315)	(2,315)	(4,727)	(4,727)	(4,198)	(4,198)
Stock compensation - cost of revenue	(531)	(531)	(5)	(5)	(1,177)	(1,177)	(9)	(9)
Stock compensation - R&D	(896)	(896)	(3)	(3)	(2,018)	(2,018)	(7)	(7)
Stock compensation - S&M	(1,030)	(1,030)	61	61	(2,371)	(2,371)	(24)	(24)
Stock compensation - G&A	(1,219)	(1,219)	—	—	(2,698)	(2,698)	(1)	(1)
Restructuring charge	—	—	(3,743)	(3,743)	—	—	(3,743)	(3,743)
Income tax adjustment for non-GAAP (1)		14,991		20,743		15,901		21,993

GAAP	$14,993	$24,472	$2,915	$21,731	$23,523	$30,073	$17,411	$32,119

Non-GAAP net income per share - Diluted		$0.08		$0.04		$0.14		$0.09

GAAP net income per share - Diluted		$0.11		$0.10		$0.14		$0.14

Shares used to compute net income per share - Diluted		219,782		221,943		219,976		225,733

(1)	The estimated non-GAAP effective tax rate was 37% and 38% for 2006 and 2005, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes. This non-GAAP tax rate also adjusts for the impact of changes in the valuation allowance recorded against our deferred tax asset.